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                                                                   Exhibit 10.01


                      TERMINATION AND REDEMPTION AGREEMENT

     THIS TERMINATION AND REDEMPTION AGREEMENT (this "Agreement") is entered into as of the 20th day of October, 2000, by and between EQUINOX INVESTORS, LLC ("Equinox") and NANOPIERCE TECHNOLOGIES, INC. ("Nanopierce").

                                  WITNESSETH:

     WHEREAS, Equinox and Nanopierce have previously entered into a Securities Purchase Agreement, dated as of January 11, 2000 (the "Securities Purchase Agreement") pursuant to which Equinox purchased on January 11, 2000 (the "Initial Closing Date"), for $1,500,000, (a) $1,500,000 principal amount of Nanopierce's 6% convertible debentures (the "Initial Debentures"); and (b) warrants to purchase 150,000 shares (the "Initial Warrants") of Nanopierce's common stock, par value $.0001 per share ("Common Stock");

     WHEREAS, as of the Initial Closing Date, pursuant to the Securities Purchase Agreement, Equinox purchased, for $100, a conditional warrant (the "Conditional Warrant") to purchase (a) up to an additional $2,500,000 principal amount of Nanopierce's 6% convertible debentures (the "Additional Debentures" and together with the Initial Debentures, the "Debentures"); and (ii) warrants to purchase up to an additional 250,000 shares of Nanopierce's Common Stock ("Additional Warrants");

     WHEREAS, as of March 16, 2000, pursuant to the Securities Purchase Agreement, a portion of the Conditional Warrant was exercised, and Equinox purchased, for $1,500,000, (a) $1,500,000 principal amount of Additional Debentures; and (b) Additional Warrants to purchase 150,000 shares of Nanopierce's Common Stock;

     WHEREAS, as of March 16, 2000, in connection with the partial exercise of the Conditional Warrant, the Conditional Warrant was reissued to reflect the reduction of the amount of Additional Debentures available for purchase to $1,000,000 and the amount of Additional Warrants available for purchase to 100,000 shares of Nanopierce's Common Stock;

     WHEREAS, as of March 23, 2000 the remaining balance of the Conditional Warrant was exercised for Additional Debentures in the amount of $1,000,000 and Additional Warrants to purchase up to 100,000 shares of Nanopierce's Common Stock.

     WHEREAS, as a result of recent conversions of $300,000, $150,000, $250,000, $250,000, $500,000, $250,000, $200,000, $100,000 and $150,000.00 in principal amounts of the Debentures on April 25, 2000, May 11, 2000, June 5, 2000, July 5, 2000, July 11, 2000, August 11, 2000, September 12, 2000 and September 27, 2000
and October 16, 2000, $1,850,000 principal amount in Debentures remains outstanding as of the date hereof;

     WHEREAS, pursuant to the Registration Rights Agreement, dated as of January 11, 2000 (the "Registration Rights Agreement"), by and between Nanopierce and Equinox, Nanopierce filed and has maintained a registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission on March 16, 2000 (Registration No. 333-31118) (the
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"Registration Statement") to cover resales of securities initially sold to
Equinox pursuant to the Securities Purchase Agreement; and

     WHEREAS, Nanopierce and Equinox desire to have the outstanding Debentures redeemed and to terminate the Securities Purchase Agreement in accordance with the provisions in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     SECTION 1. Termination of the Securities Purchase Agreement. On the date of this Agreement (the "Termination Date"), the respective rights, obligations and responsibilities of Nanopierce and Equinox created under the Securities Purchase Agreement, including all of the terms and provisions of the Securities Purchase Agreement, shall terminate and shall have no further effect or consequence, except as expressly provided herein.

     SECTION 2. Redemption of Debentures and Issuance of Warrants. As of October 19, 2000 (the "Redemption Date"), Nanopierce shall redeem all of the outstanding Debentures held by Equinox, in principal amount of $1,850,000, in exchange for (a) the payment of (i) if payment is made on the Redemption Date, $2,372,378.16 in same day funds by wire transfer to the account of Equinox based on written instructions provided by Equinox or (ii) if payment is made on the day following the Redemption Date, $2,372,378.16 plus accrued interest thereon at the rate of 6.00% per annum from the Redemption Date, by wire transfer to the account of Equinox based on written instructions provided by Equinox and (b) warrants to purchase 50,000 shares of Nanopierce's Common Stock (the "Redemption Warrants"), which shall be issued by Nanopierce to Equinox in substantially the form attached hereto as Exhibit A.

     The Debentures to be redeemed by Nanopierce shall be delivered by or on behalf of Equinox, against payment by Nanopierce as provided above, on or before 11:00 a.m., Denver time no later than the Redemption Date, at the offices of Kutak Rock LLP, 717 17th Street, Suite 2900, Denver, Colorado 80202, or at such other time, place and date as Nanopierce and Equinox may agree in writing.

     The Redemption Warrants shall be delivered by or on behalf of Nanopierce for the account of Equinox in definitive form, and registered in such names as Equinox or its representative, if any, may request upon notice to the Company, against receipt of the Debentures by Nanopierce, on or before 11:00 a.m., Denver time on the Redemption Date, at the offices of Kutak Rock LLP as specified in the preceding paragraph or at such other time, place and date as Nanopierce and Equinox may agree in writing.

     SECTION 3. Registration Requirements for Redemption Warrants. Nanopierce will take such steps as are necessary to include the Redemption Warrants and the shares of Nanopierce Common Stock issued upon the exercise of the Redemption Warrants in the Registration Statement, in accordance with the terms of the Registration Rights Agreement.

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     SECTION 4.  Transfer Agent Instructions.  The transfer agent instructions provided in Section 5 of the Securities Purchase Agreement remain in full force and effect pursuant to this Agreement.

     SECTION 5. Indemnification. The indemnification provisions in Section 12 of the Securities Purchase Agreement remain in full force and effect pursuant to this Agreement.

     SECTION 6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     SECTION 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 8. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     SECTION 9. Entire Agreement. This Agreement represents our entire understanding with regard to the matters specified herein. No other agreements, covenants, representations, or warranties, express or implied, oral or written, have been made by any party to any other party concerning the subject matter of this Agreement.

                                    [Signature Page Follows]

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     IN WITNESS WHEREOF, this Termination and Redemption Agreement has been duly executed by each of the undersigned as of the date on the first page hereof.

                                    NANOPIERCE TECHNOLOGIES, INC.


                                    By:________________________________
                                       Paul H. Metzinger, President and
                                       CEO


                                    EQUINOX INVESTORS LLC

                                    By:  WEC Asset Management LLC,
                                    Manager


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________